Exhibit 23


[PricewaterhouseCoopers Logo omitted]
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Progress Financial Corporation on Forms S-3 (File Nos. 333-43109, 333-48039, 033-58377 and 333-74059) and Forms S-8 (File Nos. 333-06107, 033-58781 and
333-72543) of our report dated January 26, 2000 on our audits of the consolidated financial statements of Progress Financial Corporation as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is included in the Annual Report on Form 10-K.

We also consent to incorporation by reference in the registration statement of Progress Financial Corporation on Forms S-3 (File Nos. 333-43109, 333-48039, 033-58377 and 333-74059) and Forms S-8 (File Nos. 333-06107, 033-58781 and
333-72543) our report dated March 24, 2000 on our audits of the financial statements of Ben Franklin/Progress Capital Fund L.P. as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is included as an exhibit in the Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 27, 2000